UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2019, FibroGen, Inc. (“FibroGen” or the “Company”) entered into an offer letter agreement regarding the compensation of James A. Schoeneck who was appointed as Interim Chief Executive Officer (“Interim CEO”) of the Company on August 25, 2019.

In connection with Mr. Schoeneck’s appointment as Interim CEO, the Company’s Compensation Committee approved an annual base salary for Mr. Schoeneck in the amount of $1,600,000 effective as of August 26, 2019. On September 18, 2019, Mr. Schoeneck was granted a stock option for 97,100 shares of FibroGen common stock (the “Stock Options”) and 57,300 restricted stock units (“RSUs,” and collectively with the Stock Options, the “Awards”) pursuant to the form of agreements of the Company’s 2014 Equity Incentive Plan and filed with the Securities and Exchange Commission (“SEC”) as an exhibit to our registration statement on Form S-1, filed on November 12, 2014. The exercise price of the Stock Options is $40.96, the closing price of the Company’s common stock as reported on NASDAQ on September 18, 2019. The Stock Options and RSUs shall have a vesting commencement date of August 26, 2019. The vesting schedule for the Stock Options and RSUs is as follows: 50% of the Awards shall vest, subject to continued service as Interim CEO, on the earlier of February 26, 2020 or the hiring of a new CEO, and 50% shall vest on August 26, 2020, subject to continued service as Interim CEO, provided that if Interim CEO service terminates between February 26, 2020 and August 26, 2020, the Awards vest pro-rata at the time service terminates based on the number of months of Interim CEO service past February 26, 2020 (rounding up for partial months) as a fraction of the 6-month period.

In addition, Mr. Schoeneck will receive payment for lodging and related household/incidental expenses in San Francisco, airfare and ground transportation (including car rental expenses if needed) while traveling within San Francisco and to and from his home in Southern California, meal expenses while in San Francisco or in transit, other business related expenses and tax gross-up amounts associated with such expenses.

Mr. Schoeneck will not participate in the Company’s Bonus Plan, that was filed with the SEC as an exhibit to Form 8-K on February 16, 2018.

As of August 26, 2019, Mr. Schoeneck shall no longer receive a cash retainer for his services as a Director, as set forth in FibroGen’s Non-Employee Director Compensation Policy. The equity awards previously granted to Mr. Schoeneck as a Director, pursuant to FibroGen’s Non-Employee Director Compensation Policy, will continue to vest as scheduled during the period of Mr. Schoeneck’s service as Interim CEO.

The foregoing descriptions of Mr. Schoeneck’s compensation for his service as Interim CEO does not purport to be complete and is qualified in its entirety by reference to the offer letter agreement entered into with Mr. Schoeneck and to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: October 9, 2019

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer